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                                 EXHIBIT INDEX
                                 -------------


Exhibit    Description                                   Page
-------    -----------                                   ----

A          Form of Notes Proposed to be Issued by        Filed herewith
           Yankee Atomic to the Banks

F          Opinion of Counsel                            To be filed by
                                                         amendment

G          Proposed Form of Notice                       Filed herewith

1          Balance Sheet of Yankee Atomic at             Filed herewith
           September 30, 1995

2          Statement of Income and Retained Earnings     Filed herewith
           of Yankee Atomic for the 12 Months
           Ended September 30, 1995

3          Estimated Source and Application of           Filed herewith
           Funds by Month for 1996 and 1997

           Financial Data Schedule                       Filed herewith